Exhibit 99.1

Oceaneering Reports Fourth Quarter 2024 and Full Year 2024 Results

HOUSTON, February 19, 2025 – Oceaneering International, Inc. ("Oceaneering") (NYSE:OII) today reported fourth quarter and full year 2024 results.

Fourth Quarter 2024 Results
•Revenue of $713 million, a 9% increase year over year
•Operating income of $77.9 million, a 64% increase year over year
•Net income of $56.1 million, a 26% increase year over year
•Adjusted EBITDA of $102 million, a 35% increase year over year
•Cash flow provided by operating activities of $128 million and free cash flow of $94.5 million, with an ending cash position of $498 million

Full Year 2024 Results
•Revenue of $2.7 billion, a 10% increase year over year
•Operating income of $246 million, a 36% increase year over year
•Net income of $147 million, a 51% increase year over year
•Adjusted EBITDA of $347 million, a 20% increase year over year
•Cash flow provided by operating activities of $203 million and free cash flow of $96.1 million
•Share repurchases of 825,427 for approximately $20.0 million, including 403,198 shares repurchased in the fourth quarter for approximately $10.1 million

Rod Larson, President and Chief Executive Officer of Oceaneering, stated, "I am proud of the Oceaneering team for delivering on an ambitious fourth quarter that slightly exceeded our implied EBITDA guidance and consensus estimates. These results reflect our highest quarterly revenue since the fourth quarter of 2015 and we surpassed $100 million in adjusted EBITDA for the first time since the second quarter of 2016.

"For the full year 2024, we generated consolidated revenue of $2.7 billion, a 10% increase over 2023. Adjusted consolidated EBITDA increased 20% to $347 million, representing our sixth consecutive year of EBITDA growth, driven by our Subsea Robotics (SSR), Manufactured Products, and Offshore Projects Group (OPG) segments. Cash flow provided by operating activities for the year was $203 million and free cash flow was $96.1 million, a year-over-year decrease of 12%, primarily due to increased net working capital from higher activity levels and increased cash taxes.

"Looking into 2025 and beyond, I'm excited for our future. In 2025, our team will remain focused on growing the company and delivering on our plan that projects growth in revenue and operating income in each operating segment. During the year, we will continue to integrate and identify market expansion opportunities for Global Design Innovation Ltd., a U.K.-based provider of digital and software services, which we acquired in the fourth quarter. Our year-end backlog combined with our sales pipeline are foundational to driving growth in 2025, as reflected in our guidance for the year. However, due to the potential impacts of increased geopolitical uncertainties, we have adjusted the lower end of our guidance range for EBITDA."

Full Year 2025 Guidance:
•Net income is expected in the range of $160 million to $190 million

•Consolidated EBITDA is expected in the range of $380 million to $430 million
•Free cash flow is expected in the range of $110 million to $130 million
•Capital expenditures are expected in the range of $130 million to $140 million, inclusive of $15 million to $20 million related to implementation of a new ERP system

Fourth Quarter 2024 Segment Results

As compared to the fourth quarter of 2023:

•SSR operating income of $63.5 million reflected an increase of 26%. EBITDA margin was 36%, an increase of 361 basis points compared to the same period last year. Although Remotely Operated Vehicle (ROV) fleet utilization declined slightly from 68% to 66%, the impact of fewer days utilized was more than offset by a 12% year-over-year increase in ROV average revenue per day utilized to $10,786.
•Manufactured Products operating income declined $1.3 million on an 8% increase in revenue, with operating income margin declining to 3%. Backlog was $604 million on December 31, 2024, a 3% decrease compared to the same period in 2023, with declines in Mobile Robotics outpacing gains in energy products. The book-to-bill ratio was 0.97 for the 12-month period ending on December 31, 2024.
•OPG operating income of $39.3 million represented a significant year-over-year improvement, primarily due to increased activity in the Gulf of Mexico and West Africa. Revenue increased 14% and operating income margin improved to 21% from 9% in the fourth quarter of 2023.
•Integrity Management and Digital Solutions (IMDS) operating income was $1.2 million lower and operating income margin decreased to 3% from 5% on a 14% increase in revenue.
•Aerospace and Defense Technologies (ADTech) revenue increased slightly year over year to $98.8 million. Operating income decreased approximately $1.1 million and margin declined to 10% from 12% due to costs associated with an ERP implementation and changes in project mix.
•At the corporate level, Unallocated Expenses of $41.1 million were in line with guidance for the quarter.

First Quarter 2025 Guidance

As compared to the first quarter of 2024, consolidated first quarter 2025 revenue is expected to increase and EBITDA is expected to increase significantly to the range of $80 million to $90 million.

At the segment level, for the first quarter of 2025, as compared to the first quarter of 2024:

•SSR revenue is expected to increase and operating profitability is expected to significantly increase.
•Manufactured Products revenue and operating profitability are forecasted to remain flat.
•OPG revenue and operating profitability are projected to improve significantly.
•IMDS revenue and operating profitability are expected to remain flat.
•ADTech revenue and operating profitability are projected to remain flat.
•Unallocated Expenses are expected to be in the $45 million range.

Non-GAAP Financial Measures

Adjusted net income (loss) and earnings (loss) per share; EBITDA and adjusted EBITDA on a consolidated and on a segment basis (as well as EBITDA and adjusted EBITDA margins); and free cash flow are non-GAAP measures that exclude the impacts of certain identified items. Reconciliations to the corresponding GAAP measures are shown in the tables Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS), EBITDA and Adjusted EBITDA and Margins, Free Cash Flow, 2025 Consolidated EBITDA and Free Cash Flow Estimates, and EBITDA and Adjusted EBITDA and Margins by Segment. These tables are included below under the caption Reconciliations of Non-GAAP to GAAP Financial Information.

Conference Call Details

Oceaneering has scheduled a conference call and webcast on Thursday, February 20, 2025 at 10:00 a.m Central Time, to discuss its results for the fourth quarter of 2024, as well as its outlook for 2025. Interested parties may listen to the call through a webcast link posted in the Investor Relations section of Oceaneering's website. A replay of the conference call will be made available on the website approximately two hours following the conclusion of the live call.

Forward-Looking Statements

This release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs, future expected business, and financial performance and prospects of Oceaneering. More specifically, the forward-looking statements in this press release include the statements concerning Oceaneering’s: full-year 2025 guidance range for net income, consolidated EBITDA, free cash flow generation, and capital expenditures; first quarter 2025 guidance for consolidated revenue, consolidated EBITDA, revenue, and profitability by operating segment, and Unallocated Expenses; expectations for improved financial performance and condition in the first quarter of 2025, led by gains in SSR and OPG; and the characterization, whether positive or otherwise, of market fundamentals, conditions, and dynamics, robotics markets, offshore energy activity levels (including by geographic location), pricing levels, day rates, ROV days utilized, average ROV revenue per day utilized, vessel utilization, growth, bidding activity, outlook, performance, opportunities, and future financials, including as increasing, favorable, positive, encouraging, improving, seasonal, strong, supportive, robust, meaningful, healthy, or significant (which is used herein to indicate a change of 20% or greater).

The forward-looking statements included in this release are based on Oceaneering's current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. Factors that could cause actual results to differ materially include: factors affecting the level of activity in the oil and gas industry, including worldwide demand for and prices of oil and natural gas, oil and natural gas production growth, and the supply and demand of offshore drilling rigs; the indirect consequences of climate change and climate-related business trends; actions by members of OPEC and other oil exporting countries; decisions about offshore developments to be made by oil and gas exploration, development, and production companies; the use of subsea completions and our ability to capture associated market share; general economic and business conditions and industry trends; the strength of the industry segments in which we are involved; cancellations of contracts, change orders, and other contractual modifications, force majeure declarations, and the exercise of contractual suspension rights and the resulting adjustments to our backlog; collections from our customers; our future financial performance, including as a result of the availability, terms, and deployment of capital; the consequences of significant changes in currency exchange rates; the volatility and uncertainties of credit markets; changes in data privacy and security laws, regulations, and standards; changes in tax laws, regulations, and interpretation by taxing authorities; changes in, or our ability to comply with, other laws and governmental regulations, including those relating to the environment; the continued availability of qualified personnel; our ability to obtain raw materials and parts on a timely basis and, in some cases, from limited sources; operating risks normally incident to offshore exploration, development, and production operations; hurricanes and other adverse weather and sea conditions; cost and time associated with drydocking of our vessels; the highly competitive nature of our businesses; adverse outcomes from legal or regulatory proceedings; the risks associated with integrating businesses we acquire; rapid technological changes; and social, political, military, and economic situations in foreign countries where we do business and the possibilities of civil disturbances, war, other armed conflicts, or terrorist attacks. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.
About Oceaneering
Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, and manufacturing industries.
For more information, please visit www.oceaneering.com.

Contact:
investorrelations@oceaneering.com

Hilary Frisbie
Senior Director, Investor Relations
Oceaneering International, Inc.
713-329-4755
- Tables follow on next page -

OCEANEERING INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

				Dec 31, 2024	Dec 31, 2023
				(in thousands)
ASSETS
Current assets (including cash and cash equivalents of $497,516 and $461,566)				$1,387,896	$1,305,659
Net property and equipment				420,098	424,293
Other assets				528,353	509,054
Total Assets				$2,336,347	$2,239,006

LIABILITIES AND EQUITY
Current liabilities				$796,938	$732,476
Long-term debt				482,009	477,058
Other long-term liabilities				337,078	395,389
Equity				720,322	634,083
Total Liabilities and Equity				$2,336,347	$2,239,006

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended			For the Year Ended
	Dec 31, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2024	Dec 31, 2023
	(in thousands, except per share amounts)

Revenue	$713,450	$654,629	$679,811	$2,661,161	$2,424,706
Cost of services and products	571,513	549,000	548,849	2,175,667	2,025,735
Gross margin	141,937	105,629	130,962	485,494	398,971
Selling, general and administrative expense	64,057	58,179	59,629	239,224	217,643
Operating income (loss)	77,880	47,450	71,333	246,270	181,328
Interest income	3,407	3,081	3,275	12,124	15,425
Interest expense	(9,741)	(7,921)	(9,456)	(37,917)	(36,523)
Equity in income (losses) of unconsolidated affiliates	142	445	323	929	2,061
Other income (expense), net	(2,862)	3,564	3,133	3,510	(1,236)
Income (loss) before income taxes	68,826	46,619	68,608	224,916	161,055
Provision (benefit) for income taxes	12,727	2,090	27,371	77,448	63,652
Net Income (Loss)	$56,099	$44,529	$41,237	$147,468	$97,403

Weighted average diluted shares outstanding	102,140	102,366	102,613	102,369	102,156
Diluted earnings (loss) per share	$0.55	$0.43	$0.40	$1.44	$0.95

The above Condensed Consolidated Balance Sheets and Condensed Consolidated Statements of Operations should be read in conjunction with the Company's latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SEGMENT INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2024	Dec 31, 2023
	($ in thousands)
Subsea Robotics
Revenue	$212,190	$199,505	$215,715	$829,822	$752,521
Operating income (loss)	$63,526	$50,594	$65,698	$235,211	$174,293
Operating income (loss) %	30%	25%	30%	28%	23%
ROV days available	23,000	23,000	23,000	91,500	91,250
ROV days utilized	15,211	15,682	15,796	61,382	61,874
ROV utilization	66%	68%	69%	67%	68%

Manufactured Products
Revenue	$142,999	$132,994	$143,734	$555,500	$493,692
Operating income (loss)	$4,163	$5,435	$11,278	$43,000	$35,551
Operating income (loss) %	3%	4%	8%	8%	7%
Backlog at end of period	$604,000	$622,000	$671,000	$604,000	$622,000

Offshore Projects Group
Revenue	$184,386	$161,239	$147,539	$591,037	$546,366
Operating income (loss)	$39,313	$15,155	$20,294	$73,699	$64,546
Operating income (loss) %	21%	9%	14%	12%	12%

Integrity Management & Digital Solutions
Revenue	$75,062	$65,977	$73,622	$291,866	$255,282
Operating income (loss)	$2,025	$3,205	$714	$9,827	$13,373
Operating income (loss) %	3%	5%	1%	3%	5%

Aerospace and Defense Technologies
Revenue	$98,813	$94,914	$99,201	$392,936	$376,845
Operating income (loss)	$9,930	$11,010	$12,219	$42,201	$45,003
Operating income (loss) %	10%	12%	12%	11%	12%

Unallocated Expenses
Operating income (loss)	$(41,077)	$(37,949)	$(38,870)	$(157,668)	$(151,438)

Total
Revenue	$713,450	$654,629	$679,811	$2,661,161	$2,424,706
Operating income (loss)	$77,880	$47,450	$71,333	$246,270	$181,328
Operating income (loss) %	11%	7%	10%	9%	7%

The above Segment Information does not include adjustments for non-recurring transactions. See the tables below under the caption "Reconciliations of Non-GAAP to GAAP Financial Information" for financial measures that our management considers in evaluating our ongoing operations.

SELECTED CASH FLOW INFORMATION

	For the Three Months Ended			For the Year Ended
	Dec 31, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2024	Dec 31, 2023
	(in thousands)

Capital Expenditures, including Acquisitions	$61,023	$34,045	$24,886	$134,285	$100,726

Depreciation and Amortization:
Energy Services and Products
Subsea Robotics	$12,049	$13,264	$12,076	$48,916	$54,365
Manufactured Products	2,979	3,096	3,061	12,452	12,220
Offshore Projects Group	5,033	6,921	5,399	22,451	27,956
Integrity Management & Digital Solutions	1,615	902	1,348	6,025	3,608
Total Energy Services and Products	21,676	24,183	21,884	89,844	98,149
Aerospace and Defense Technologies	705	619	696	2,620	2,504
Unallocated Expenses	2,761	695	2,683	10,979	4,307
Total Depreciation and Amortization	$25,142	$25,497	$25,263	$103,443	$104,960

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION

In addition to financial results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), this Press Release also includes non-GAAP financial measures (as defined under certain rules and regulations promulgated by the Securities and Exchange Commission). We have included Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share, each of which excludes the effects of certain specified items, as set forth in the tables that follow. As a result, these amounts are non-GAAP financial measures. We believe these are useful measures for investors to review because they provide consistent measures of the underlying results of our ongoing business. Furthermore, our management uses these measures as measures of the performance of our operations. We have also included disclosures of Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDA Margins, 2024 Consolidated Adjusted EBITDA and Free Cash Flow, and 2025 Consolidated EBITDA and Free Cash Flow Estimates, as well as the following by segment: EBITDA, EBITDA Margins, Adjusted EBITDA, and Adjusted EBITDA Margins. We define EBITDA Margin as EBITDA divided by revenue. Adjusted EBITDA and Adjusted EBITDA Margins and related information by segment exclude the effects of certain specified items, as set forth in the tables that follow. Due to the forward-looking nature of EBITDA for the first quarter of 2025 and for the full year of 2025, we cannot reliably predict certain of the necessary line-items for the reconciliations to net income and, accordingly, have excluded them. EBITDA and EBITDA Margins, Adjusted EBITDA and Adjusted EBITDA Margins, and related information by segment are each non-GAAP financial measures. We define Free Cash Flow as cash flow provided by operating activities less organic capital expenditures (i.e., purchases of property and equipment other than those in business acquisitions). We have included these disclosures in this press release because EBITDA, EBITDA Margins, and Free Cash Flow are widely used by investors for valuation purposes and for comparing our financial performance with the performance of other companies in our industry, and the adjusted amounts thereof provide more consistent measures than the unadjusted amounts. Furthermore, our management uses these measures for purposes of evaluating our financial performance. Our presentation of EBITDA, EBITDA Margins, and Free Cash Flow (and the Adjusted amounts thereof) may not be comparable to similarly titled measures other companies report. Non-GAAP financial measures should be viewed in addition to and not as substitutes for our reported operating results, cash flows, or any other measure prepared and reported in accordance with GAAP. The tables that follow provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Three Months Ended
	Dec 31, 2024		Dec 31, 2023		Sep 30, 2024
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$56,099	$0.55	$44,529	$0.43	$41,237	$0.40
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	2,789		(2,275)		(424)
Total pre-tax adjustments	2,789		(2,275)		(424)

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	77		851		603
Discrete tax items:
Share-based compensation	(9)		(58)		(2)
Uncertain tax positions	2,744		(2,036)		(1,178)
Valuation allowances	(24,058)		(20,350)		(1,759)
Other	(182)		(1,230)		(1,247)
Total discrete tax adjustments	(21,505)		(23,674)		(4,186)
Total of adjustments	(18,639)		(25,098)		(4,007)
Adjusted Net Income (Loss)	$37,460	$0.37	$19,431	$0.19	$37,230	$0.36
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,140		102,366		102,613

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

Adjusted Net Income (Loss) and Diluted Earnings (Loss) per Share (EPS)

	For the Year Ended
	Dec 31, 2024		Dec 31, 2023
	Net Income (Loss)	Diluted EPS	Net Income (Loss)	Diluted EPS
	(in thousands, except per share amounts)

Net income (loss) and diluted EPS as reported in accordance with GAAP	$147,468	$1.44	$97,403	$0.95
Pre-tax adjustments for the effects of:
Foreign currency (gains) losses	(866)		1,359
Total pre-tax adjustments	(866)		1,359

Tax effect on pre-tax adjustments at the applicable jurisdictional statutory rate in effect for respective periods	1,540		(837)
Discrete tax items:
Share-based compensation	(1,985)		(1,428)
Uncertain tax positions	3,123		15,441
Valuation allowances	(20,726)		(16,099)
Other	(11,410)		(13,890)
Total discrete tax adjustments	(30,998)		(15,976)
Total of adjustments	(30,324)		(15,454)
Adjusted Net Income (Loss)	$117,144	$1.14	$81,949	$0.80
Weighted average diluted shares outstanding utilized for Adjusted Net Income (Loss)		102,369		102,156

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins

	For the Three Months Ended			For the Year Ended
	Dec 31, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2024	Dec 31, 2023
	($ in thousands)

Net income (loss)	$56,099	$44,529	$41,237	$147,468	$97,403
Depreciation and amortization	25,142	25,497	25,263	103,443	104,960
Subtotal	81,241	70,026	66,500	250,911	202,363
Interest expense, net of interest income	6,334	4,840	6,181	25,793	21,098
Amortization included in interest expense	(1,555)	460	(1,537)	(6,075)	574
Provision (benefit) for income taxes	12,727	2,090	27,371	77,448	63,652
EBITDA	98,747	77,416	98,515	348,077	287,687
Adjustments for the effects of:
Foreign currency (gains) losses	2,789	(2,275)	(424)	(866)	1,359
Total of adjustments	2,789	(2,275)	(424)	(866)	1,359
Adjusted EBITDA	$101,536	$75,141	$98,091	$347,211	$289,046

Revenue	$713,450	$654,629	$679,811	$2,661,161	$2,424,706

EBITDA margin %	14%	12%	14%	13%	12%
Adjusted EBITDA margin %	14%	11%	14%	13%	12%

Free Cash Flow

	For the Three Months Ended			For the Year Ended
	Dec 31, 2024	Dec 31, 2023	Sep 30, 2024	Dec 31, 2024	Dec 31, 2023
	(in thousands)
Net Income (loss)	$56,099	$44,529	$41,237	$147,468	$97,403
Non-cash adjustments:
Depreciation and amortization	25,142	25,497	25,263	103,443	104,960
Other non-cash	(8,575)	(22,486)	7,440	3,291	(13,370)
Other increases (decreases) in cash from operating activities	55,711	105,275	17,991	(50,988)	20,962
Cash flow provided by (used in) operating activities	128,377	152,815	91,931	203,214	209,955
Purchases of property and equipment	(33,874)	(34,045)	(24,886)	(107,136)	(100,726)
Free Cash Flow	$94,503	$118,770	$67,045	$96,078	$109,229

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

2025 Consolidated EBITDA Estimate

	For the Three Months Ending
	March 31, 2025
	Low	High
	(in thousands)
Income (loss) before income taxes	$49,000	$57,000
Depreciation and amortization	25,000	26,000
Subtotal	74,000	83,000
Interest expense, net of interest income	6,000	7,000
Consolidated EBITDA	$80,000	$90,000

	For the Year Ending
	December 31, 2025
	Low	High
	(in thousands)
Income (loss) before income taxes	$254,000	$295,000
Depreciation and amortization	100,000	105,000
Subtotal	354,000	400,000
Interest expense, net of interest income	26,000	30,000
Consolidated EBITDA	$380,000	$430,000

2025 Free Cash Flow Estimate

	For the Year Ending
	December 31, 2025
	Low	High
	(in thousands)
Net income (loss)	$160,000	$190,000
Depreciation and amortization	100,000	105,000
Other increases (decreases) in cash from operating activities	(20,000)	(25,000)
Cash flow provided by (used in) operating activities	240,000	270,000
Purchases of property and equipment	(130,000)	(140,000)
Free Cash Flow	$110,000	$130,000

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended December 31, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$63,526	$4,163	$39,313	$2,025	$9,930	$(41,077)	$77,880
Adjustments for the effects of:
Depreciation and amortization	12,049	2,979	5,033	1,615	705	2,761	25,142
Other pre-tax	—	—	—	—	—	(4,275)	(4,275)
EBITDA	75,575	7,142	44,346	3,640	10,635	(42,591)	98,747
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	2,789	2,789
Total of adjustments	—	—	—	—	—	2,789	2,789
Adjusted EBITDA	$75,575	$7,142	$44,346	$3,640	$10,635	$(39,802)	$101,536

Revenue	$212,190	$142,999	$184,386	$75,062	$98,813		$713,450
Operating income (loss) % as reported in accordance with GAAP	30%	3%	21%	3%	10%		11%
EBITDA Margin	36%	5%	24%	5%	11%		14%
Adjusted EBITDA Margin	36%	5%	24%	5%	11%		14%

	For the Three Months Ended December 31, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$50,594	$5,435	$15,155	$3,205	$11,010	$(37,949)	$47,450
Adjustments for the effects of:
Depreciation and amortization	13,264	3,096	6,921	902	619	695	25,497
Other pre-tax	—	—	—	—	—	4,469	4,469
EBITDA	63,858	8,531	22,076	4,107	11,629	(32,785)	77,416
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(2,275)	(2,275)
Total of adjustments	—	—	—	—	—	(2,275)	(2,275)
Adjusted EBITDA	$63,858	$8,531	$22,076	$4,107	$11,629	$(35,060)	$75,141

Revenue	$199,505	$132,994	$161,239	$65,977	$94,914		$654,629
Operating income (loss) % as reported in accordance with GAAP	25%	4%	9%	5%	12%		7%
EBITDA Margin	32%	6%	14%	6%	12%		12%
Adjusted EBITDA Margin	32%	6%	14%	6%	12%		11%

`

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Three Months Ended September 30, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$65,698	$11,278	$20,294	$714	$12,219	$(38,870)	$71,333
Adjustments for the effects of:
Depreciation and amortization	12,076	3,061	5,399	1,348	696	2,683	25,263
Other pre-tax	—	—	—	—	—	1,919	1,919
EBITDA	77,774	14,339	25,693	2,062	12,915	(34,268)	98,515
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(424)	(424)
Total of adjustments	—	—	—	—	—	(424)	(424)
Adjusted EBITDA	$77,774	$14,339	$25,693	$2,062	$12,915	$(34,692)	$98,091

Revenue	$215,715	$143,734	$147,539	$73,622	$99,201		$679,811
Operating income (loss) % as reported in accordance with GAAP	30%	8%	14%	1%	12%		10%
EBITDA Margin	36%	10%	17%	3%	13%		14%
Adjusted EBITDA Margin	36%	10%	17%	3%	13%		14%

RECONCILIATIONS OF NON-GAAP TO GAAP FINANCIAL INFORMATION
(continued)

EBITDA and Adjusted EBITDA and Margins by Segment

	For the Year Ended December 31, 2024
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$235,211	$43,000	$73,699	$9,827	$42,201	$(157,668)	$246,270
Adjustments for the effects of:
Depreciation and amortization	48,916	12,452	22,451	6,025	2,620	10,979	103,443
Other pre-tax	—	—	—	—	—	(1,636)	(1,636)
EBITDA	284,127	55,452	96,150	15,852	44,821	(148,325)	348,077
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	(866)	(866)
Total of adjustments	—	—	—	—	—	(866)	(866)
Adjusted EBITDA	$284,127	$55,452	$96,150	$15,852	$44,821	$(149,191)	$347,211

Revenue	$829,822	$555,500	$591,037	$291,866	$392,936		$2,661,161
Operating income (loss) % as reported in accordance with GAAP	28%	8%	12%	3%	11%		9%
EBITDA Margin	34%	10%	16%	5%	11%		13%
Adjusted EBITDA Margin	34%	10%	16%	5%	11%		13%

	For the Year Ended December 31, 2023
	SSR	MP	OPG	IMDS	ADTech	Unallocated Expenses and other	Total
	($ in thousands)
Operating Income (Loss) as reported in accordance with GAAP	$174,293	$35,551	$64,546	$13,373	$45,003	$(151,438)	$181,328
Adjustments for the effects of:
Depreciation and amortization	54,365	12,220	27,956	3,608	2,504	4,307	104,960
Other pre-tax	—	—	—	—	—	1,399	1,399
EBITDA	228,658	47,771	92,502	16,981	47,507	(145,732)	287,687
Adjustments for the effects of:
Foreign currency (gains) losses	—	—	—	—	—	1,359	1,359
Total of adjustments	—	—	—	—	—	1,359	1,359
Adjusted EBITDA	$228,658	$47,771	$92,502	$16,981	$47,507	$(144,373)	$289,046

Revenue	$752,521	$493,692	$546,366	$255,282	$376,845		$2,424,706
Operating income (loss) % as reported in accordance with GAAP	23%	7%	12%	5%	12%		7%
EBITDA Margin	30%	10%	17%	7%	13%		12%
Adjusted EBITDA Margin	30%	10%	17%	7%	13%		12%